Exhibit 10(i)

FOURTH AMENDMENT

TO THE

NORTHERN TRUST CORPORATION

DEFERRED COMPENSATION PLAN

WHEREAS, the Northern Trust Corporation (the “Company”) has adopted the Northern Trust Corporation Deferred Compensation Plan (the “Plan”) for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Company, effective as of May 1, 1998; and

WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the right to amend the Plan when, in the sole discretion of the Company, such amendment is advisable; and

WHEREAS, the Company deems it advisable to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	To add the following as new Section 1.22 of the Plan:

“Section 1.22. ‘Investment Committee’ means the Employee Benefit Investment Committee of the Company, as constituted from time to time, which has the investment responsibilities specifically allocated to it under the Plan.”

2.	To delete the term “Committee” from Section 4.1 of the Plan and to substitute the term “Investment Committee” therefor.

3.	To delete Section 6.1 of the Plan in its entirety and to substitute the following therefor:

“Section 6.1. Terms Include Authorized Delegates. Where appropriate, the terms ‘Company,’ ‘Committee’ or ‘Investment Committee’ as used in this Plan shall also include any applicable subcommittee or any duly authorized delegate of the Company, the Committee or the Investment Committee, as the case may be. Such duly authorized delegate may be an individual or an organization within the Company, the Committee or the Investment Committee, or may be an unrelated third party individual or organization.”

4.	To delete the term “Committee” from the heading of Section 6.2 of the Plan, to substitute the term “Committees” therefor, and to add the following as the new last sentence of Section 6.2 of the Plan:

“The Investment Committee shall have those powers set forth in Section 4.1 of the Plan.”

5.	To delete the term “Committee” from Section 6.3 of the Plan and to substitute the phrase “the Committee or the Investment Committee” therefor.

6.	To delete the term “Committee” wherever it appears in Section 8.10 of the Plan and to substitute the phrase “the Committee or the Investment Committee” therefor.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 4th of May, 2006 effective such 4th of May, 2006.

NORTHERN TRUST CORPORATION

By:	/s/ Timothy P. Moen
Name:	Timothy P. Moen
Title:	Executive Vice President